SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☑ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Rule 14a-12

CREDIT ACCEPTANCE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL #1 - ELECTION OF DIRECTORS COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE 2013 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
2013 NONQUALIFIED DEFERRED COMPENSATION TABLE POTENTIAL PAYMENTS ON TERMINATION/CHANGE IN CONTROL
2013 DIRECTOR COMPENSATION
PROPOSAL #2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND TRANSACTIONS
PROPOSAL #3 - RATIFICATION OF GRANT THORNTON
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS MATTERS
SHAREHOLDER PROPOSALS AND NOMINEES FOR 2014 ANNUAL MEETING ANNUAL REPORT ON FORM 10-K

Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 15, 2014
_______________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Credit Acceptance Corporation, a Michigan corporation, will be held at its principal executive offices, 25505 West Twelve Mile Road, Southfield, Michigan 48034, on Thursday, May 15, 2014, at 8:00 a.m., local time, for the following purposes:

(a)	Election of five directors to serve until the 2015 Annual Meeting of Shareholders;

(b)	Approval of the advisory vote on executive compensation;

(c)	Ratification of the selection of Grant Thornton LLP as Credit Acceptance Corporation’s independent registered public accounting firm for 2014; and

(d)	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record on March 20, 2014 will be entitled to notice of and to vote at this meeting.  You are invited to attend the meeting.  Whether or not you plan to attend in person, please cast your vote.  On April 3, 2014, Credit Acceptance Corporation mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2014 proxy statement and 2013 annual report and vote online.  You may also request a paper proxy statement and proxy card to submit your vote by mail, if you prefer.  We encourage you to vote via the Internet.  It is convenient and saves us significant postage and processing costs.  The Proxy is revocable and will not affect your right to vote in person if you are a shareholder of record and attend the meeting.

By Order of the Board of Directors,
Charles A. Pearce
Chief Legal Officer and Corporate Secretary

Southfield, Michigan
April 3, 2014

Credit Acceptance Corporation

 PROXY STATEMENT

Annual Meeting of Shareholders to be held May 15, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Credit Acceptance Corporation, a Michigan corporation (the “Company”, “Credit Acceptance”, “we”, “our”, or “us”), to be used at the Annual Meeting of Shareholders of Credit Acceptance (the “Annual Meeting”) to be held on Thursday, May 15, 2014, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.  This Proxy Statement and the enclosed form of Proxy were first sent or given to security holders on or about April 3, 2014.

Only shareholders of record at the close of business on March 20, 2014 (the “Record Date”) will be entitled to vote at the meeting or any adjournment or postponement thereof.  Each holder of the 23,147,104 issued and outstanding shares of our common stock (the “Common Stock”) on the Record Date is entitled to one vote per share.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

A proxy may be revoked at any time before it is exercised by giving a written notice to our Corporate Secretary bearing a later date than the proxy, by submitting a later-dated proxy or, if you are a shareholder of record or hold legal authority from a shareholder of record, by voting the shares represented by the proxy in person at the Annual Meeting.  Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made.  If no specifications are made on a duly executed, timely delivered proxy, such shares will be voted FOR the election of directors named in this Proxy Statement, FOR the advisory proposal to approve our executive compensation program, and FOR ratifying the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for 2014. The Board does not intend to present any other matters at the Annual Meeting.  However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment to the extent permitted by law.

Directors are elected by a plurality of the votes cast at the Annual Meeting.  The approval of an advisory vote on executive compensation and the ratification of the selection of Grant Thornton as our independent registered public accounting firm for 2014 each require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon.

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. If you do not instruct your bank or broker how to vote such shares, your bank or broker can only vote your shares on the routine matter of ratification of Grant Thornton as our independent registered public accountant for 2014.  Without your instructions, your bank or broker is not permitted to vote your shares on any other proposal, resulting in a “broker non-vote” with respect to any such proposal.

If you withhold your vote on the election of directors or abstain from voting on any or all proposals, your shares will be included in the number of shares present and entitled to vote at the meeting and counted for purposes of determining a quorum.  Withheld votes and broker non-votes will be excluded entirely from the vote on the election of directors and will therefore have no effect on the election.  Abstentions and broker non-votes are not counted as votes cast on the advisory vote on executive compensation and the ratification of the selection of Grant Thornton as our independent registered public accounting firm for 2014 and will therefore have no effect on the outcome of these matters.

The expenses of soliciting proxies will be paid by Credit Acceptance.  In addition to solicitation by mail, our officers and employees, who will receive no extra compensation therefore, may solicit proxies personally or by telephone.  We will reimburse brokerage houses, custodians, nominees and fiduciaries for their expense in mailing proxy materials to shareholders.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 20, 2014 concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by all other beneficial owners of more than 5% of the outstanding shares of Common Stock.  The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 20, 2014 or within 60 days thereafter through the exercise of any stock option or other right.  Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Donald A. Foss	4,364,149	(a)	18.9%
Brett A. Roberts	393,056	(b)	1.7%
Steven M. Jones	-		*
John P. Neary	55		*
Kenneth S. Booth	-		*
Charles A. Pearce	-		*
Glenda J. Flanagan	28,108		*
Thomas N. Tryforos	498,683	(c)	2.2%
Scott J. Vassalluzzo	271,792	(d) (e)	1.2%
All Directors and Executive Officers as a Group (12 persons)	5,559,434	(h)	24.0%
Prescott General Partners LLC	2,222,789	(e)	9.6%
Prescott Associates L.P.	1,419,054	(e)	6.1%
Karol A. Foss	2,503,752	(f)	10.8%
Jill Foss Watson	5,617,425	(g)	24.3%

*	Less than 1%.

(1)	In accordance with SEC regulations, the percentage calculations are based on 23,147,104 shares of common stock issued and outstanding as of March 20, 2014.

(a)
Shares beneficially owned by Mr. Foss include 320,000 shares held as collateral in a loan facility at Comerica Bank.  The business address of Mr. Foss is 25505 West Twelve Mile Road, Suite 4125, Southfield, Michigan 48034-8339.

(b)
Shares beneficially owned by Mr. Roberts include 176,494 unvested shares of restricted stock, for which, although unvested, Mr. Roberts has voting control.  The business address of Mr. Roberts is 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339.

(c)
Includes 470,800 shares owned by Elias Charles & Co LLC of which Mr. Tryforos is the managing member.  Also includes 27,883 shares owned by others for which Mr. Tryforos has shared dispositive power, but no voting power.

(d)	Shares beneficially owned by Mr. Vassalluzzo, based on information obtained directly from him as of January 31, 2014, consist of the following:

Sole Voting and Dispositive Power	Shared Voting and Dispositive Power	No Voting and Shared Dispositive Power	Total
53,758	89,037	128,997	271,792

The business address of Mr. Vassalluzzo is 2200 Butts Road, Suite 320, Boca Raton, Florida 33431.

(e)
Based on a Schedule 13D, dated and filed with the SEC on April 22, 2013, jointly by Prescott General Partners LLC, Prescott Associates L.P., Thomas W. Smith and Mr. Vassalluzzo (together, “Prescott”).  The Prescott 13D reports that Prescott General Partners LLC, a Delaware limited liability company, is the general partner of Prescott Associates L.P., a New York limited partnership.  The Prescott 13D further reports that Messrs. Smith and Vassalluzzo are the managing members of Prescott General Partners LLC.  Prescott General Partners LLC may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of 2,222,789 shares.  Prescott Associates L.P. has shared power to vote or direct the vote and dispose or to direct the disposition of 1,419,054 shares.  The business address of Prescott General Partners LLC and Prescott Associates L.P. is 2200 Butts Road, Suite 320, Boca Raton, Florida 33431.

(f)
Karol A. Foss, as Settlor and Trustee under the July 26, 2005 Amendment and Fifth Restatement of Declaration and Agreement of Trust for the Karol A. Foss Revocable Trust dated January 16, 1981, as amended on September 8, 2009 is the record owner of these shares. The business address of Ms. Foss is 3316 Casey Key Rd., Nokomis, FL 34275-3325.

(g)	Shares beneficially owned by Mrs. Foss Watson consist of the following:

Sole Voting and Dispositive Power		Shared Voting and Dispositive Power		Total
3,853,281	(i)	1,764,144	(ii)(iii)	5,617,425

(i) 3,753,030 shares held of record by Mrs. Foss Watson, as Custodian and Trustee of the Jill Foss Watson Trust Under Agreement dated March 28, 2007, and the Karol A. Foss Irrevocable Grandchildren’s Trust dated December 22, 2008.  Additionally, 100,251 shares are owned of record by Todd Watson, spouse of Mrs. Foss Watson, as Trustee of the Jill Foss Watson Irrevocable Trust.

(ii) 1,035,323 shares held by The Donald A. Foss 2009 Remainder Trust dated September 3, 2009,
Mrs. Foss Watson as the co-Trustee, for the benefit of Mr. Foss’ child as remainderman; and

(iii) 728,821 shares held by The Donald A. Foss 2010 Remainder Trust dated May 20, 2010, Mrs. Foss
Watson as the co-Trustee, for the benefit of Mr. Foss’ child as remainderman.

The business address of Mrs. Foss Watson is 25505 West Twelve Mile Road, Suite 4125, Southfield, Michigan 48034-8339.

(h)	Includes shares referenced in (a), (b), (c), (d) and (e), above.

PROPOSAL #1 - ELECTION OF DIRECTORS

Description of Nominees

Five directors, constituting the entire Board, are to be elected at the Annual Meeting.  Each director holds office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.  The nominees named below have been selected by the Board.  If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board may select.  Each of the nominees is currently a director of Credit Acceptance.

The following sets forth information as to each nominee for election at the Annual Meeting, including their age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board and period of service as a director of Credit Acceptance.  The Board recommends a vote FOR each of the nominees for election.  Executed proxies will be voted FOR the election of director nominees unless shareholders specify otherwise in their proxies.

Donald A. Foss; age 69; Chairman of the Board of Directors.

Mr. Foss is our founder and significant shareholder, in addition to owning and operating companies engaged in the sale of used vehicles.  He was formally named Chairman of the Board of Directors and Chief Executive Officer of Credit Acceptance in March 1992 and vacated the Chief Executive Officer position effective January 1, 2002.

Glenda J. Flanagan; age 60; Executive Vice President and Chief Financial Officer, Whole Foods Market, Inc.

Ms. Flanagan is the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc., the largest natural and organic foods supermarket retailer in the United States.  Ms. Flanagan joined Whole Foods Market in 1988 as Chief Financial Officer, prior to which she held positions in public accounting, retail and business consulting.  Ms. Flanagan became a director of Credit Acceptance in March 2004.

Brett A. Roberts; age 47; Chief Executive Officer.

Mr. Roberts joined Credit Acceptance in 1991 as Corporate Controller and was named Assistant Treasurer in March 1992 and Vice President-Finance in April 1993.  He was named Chief Financial Officer and Treasurer in August 1995.  He was named Executive Vice President and Chief Financial Officer in January 1997, Co-President in January 2000, Executive Vice President of Finance and Operations in October 2000, Chief Operating Officer in January 2001, and Chief Executive Officer in January 2002. Mr. Roberts assumed the position of President from September 2006 until April 2007.  Mr. Roberts became a director of Credit Acceptance in March 2002.

Thomas N. Tryforos; age 54; Private Investor.

Mr. Tryforos is presently a private investor.  Between May 1991 and September 2004, Mr. Tryforos was employed as a General Partner at Prescott Investors, Inc., a private investment firm based in Connecticut.  Mr. Tryforos became a director of Credit Acceptance in July 1999.  He is also a director of Copart, Inc.

Scott J. Vassalluzzo; age 42; Managing Member, Prescott General Partners LLC.

Mr. Vassalluzzo is a Managing Member of Prescott General Partners LLC, an investment advisory firm.  Mr. Vassalluzzo joined Prescott in 1998 as an equity analyst and became a General Partner in 2000.  Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and received a certified public accountant certification.  Mr. Vassalluzzo became a director of Credit Acceptance in March 2007.  He is also a director of World Acceptance Corporation.

Other Executive Officers

Steven M. Jones; age 50; President.

Mr. Jones joined Credit Acceptance in October 1997 as Manager of the Debt Recovery Department for Credit Acceptance Corporation UK Limited, in which position he served until November 1999 when he was named Deputy Managing Director, Credit Acceptance Corporation UK Limited. In December 2001, he was named Managing Director Credit Acceptance Corporation UK Limited in which he was responsible for the operations of our United Kingdom business segment. Mr. Jones was named Chief Administrative Officer in November 2003, Chief Analytics Officer in December 2004, Chief Originations Officer in June 2006, and to his present position in April 2007.  Mr. Jones also assumed the responsibilities of Chief Operating Officer in February 2008.

John P. Neary; age 37; Chief Administrative Officer.

Mr. Neary joined Credit Acceptance in August 2004 as a Senior Business Analyst.  He was named Manager, Servicing Systems in May 2005.  Mr. Neary left the Company in July 2006 and became a Senior Project Manager for RWD Technologies.  In February 2007, Mr. Neary rejoined Credit Acceptance as Director – Dealer Service Center Policy Compliance & Process.  He was named Vice President – Operations Improvement in October 2007, Senior Vice President – Operations Improvement in October 2008, Chief Information Officer in August 2010, and to his current position as Chief Administrative Officer in June 2011.

Kenneth S. Booth; age 46; Chief Financial Officer.

Mr. Booth joined Credit Acceptance in January 2004 as Director of Internal Audit. He was named Chief Accounting Officer in May 2004 and to his present position in December 2004. From August 1991 until joining us, Mr. Booth worked in public accounting, most recently as a senior manager at PricewaterhouseCoopers LLP.

Charles A. Pearce; age 49; Chief Legal Officer and Corporate Secretary.

Mr. Pearce joined Credit Acceptance in January 1996 as General Counsel.  He was named Vice President – General Counsel in January 1997; Vice President – General Counsel and Corporate Secretary in June 1999 and to his present position in December 2004.

Douglas W. Busk; age 53; Senior Vice President and Treasurer.

Mr. Busk joined Credit Acceptance in November 1996 as Vice President and Treasurer.  He was named Chief Financial Officer in January 2000.  Mr. Busk served as Chief Financial Officer and Treasurer until August 2001, when he was named President of our Capital Services unit.  He resumed his duties as Chief Financial Officer and Treasurer in December 2001 and has been in his present position since May 2004.

Arthur L. Smith; age 41; Chief Analytics Officer.

Mr. Smith joined Credit Acceptance as a Credit Analyst in the Dealer Service Center in April 1997.  He was promoted to Manager of Dealer Risk in 1998, Director in 2005, Vice President in 2007 and Senior Vice President in 2008.  Mr. Smith assumed the role of Chief Analytics Officer in August 2013.

Daniel A. Ulatowski; age 42; Chief Sales Officer.

Mr. Ulatowski joined Credit Acceptance as a Credit Analyst in the Dealer Service Center in April 1996. He supervised teams in the Dealer Service Center and Collections before becoming Manager – Dealer Service Center from 2001 to 2003. He served as the Regional Area Manager of Sales from 2003 to January 2006, when he became the Director of Sales Training and then Sales Operations. In January 2007, Mr. Ulatowski was promoted to Vice President, Sales.  He was promoted to Senior Vice President, Sales & Marketing, in February 2008 and to his present position in January 2014.

Leadership Structure of the Board

The Board is responsible for evaluating and determining our optimal leadership structure so as to provide independent oversight of management.  The Board has the authority to combine or separate the positions of Chairman and Chief Executive Officer as well as determine whether, if the positions are separated, the Chairman is an affiliated director or an independent director.  Since January 1, 2002, we have separated the positions of Chairman and Chief Executive Officer.  Mr. Foss serves as Chairman of the Board due to his extensive knowledge relating to our line of business and experience with us, which continue to be invaluable to the Board.  Mr. Roberts serves as our Chief Executive Officer due to his in-depth knowledge of the Company and his ability to provide strategic guidance to our business operations.  The Board periodically reviews our leadership structure to determine if it is still appropriate in light of current corporate governance standards, market practices, our specific circumstances and needs, and any other factors that may be relevant to the discussion.  While the Board does not have a lead independent director, the three independent directors on the Board meet separately regularly and rotate responsibility for chairing these separate sessions of the independent directors.  The Board believes that the current Board leadership structure is the most appropriate for us and our shareholders at this time.

Risk Oversight of the Board

It is management’s responsibility to manage risk and bring to the Board’s attention our most material risks.  The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us.  The Audit Committee regularly reviews our significant risks and exposures and assesses the steps management has taken to minimize such risk.

Meetings and Committees of the Board of Directors

The Board held seven meetings during 2013.  All directors attended all meetings of the Board and committees of the Board on which he or she served during 2013, with the exception of Mr. Tryforos, who was absent for two Audit Committee meetings and Mr. Vassalluzzo, who was absent for one Audit Committee meeting.  Directors are expected to use their best efforts to be present at the annual meeting of shareholders.  All of our directors who were serving at such time of the 2013 Annual Meeting attended the 2013 Annual Meeting.

Standing committees of the Board include the Executive Compensation Committee, the Audit Committee and the Nominating Committee.  The members of each of the committees during 2013 were Messrs. Tryforos and Vassalluzzo and Ms. Flanagan.  Messrs. Tryforos and Vassalluzzo and Ms. Flanagan were determined to be “independent directors” as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Exchange (“NASDAQ”).

The Board has adopted charters for each of the three standing committees.  The charters are available on our website at creditacceptance.com through the “Corporate Governance” link on the “Investor Relations” page.

The Executive Compensation Committee held five meetings in 2013.  The Executive Compensation Committee’s principal responsibilities include: (a) reviewing and approving on an annual basis the compensation of all our executive officers; (b) making recommendations to the Board regarding compensation of non-employee directors; and (c) reviewing and administering all benefit plans pursuant to which our securities (including stock options, restricted share grants, and restricted share unit awards) are granted to our executive officers or directors.  The Board has determined that each member of the Executive Compensation Committee satisfies the requirements for compensation committee members contained in Rule 5605(d)(2)(A) of the NASDAQ Stock Market Rules.

The Nominating Committee held four meetings in 2013.  The Nominating Committee’s principal responsibilities include: (a) establishing criteria for the selection of new Board members and conducting searches and interviews for individuals qualified to become Board members; (b) making recommendations to the Board regarding director nominees for the next annual meeting of shareholders from the pool of identified qualified individuals; and (c) recommending to the Board which directors should serve on the various committees of the Board.  The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board members, management, shareholders, search firms and other outside sources.  The Nominating Committee does not have a formal policy of considering diversity in identifying potential director nominees, but believes that diversity, in skills, experience, perspective and background, is an important contributing factor to an effective decision-making process.  Director candidates need not possess any specific minimum qualifications, rather, a candidate’s suitability for nomination and election to the Board will be evaluated in light of the diversity of skills, experience, perspective and background required for the effective functioning of the Board, as well as our strategy and regulatory and market environments.  All nominees are currently directors of Credit Acceptance.  When considering whether the nominees have the experience, attributes and skills to serve as a director, the Board focused primarily on the biographical information set forth above.  In particular with respect to Mr. Foss, the Board considered his extensive knowledge relating to our line of business and experience with us.  With respect to Mr. Roberts, the Board considered his in-depth knowledge of the Company and his ability to provide strategic guidance to our business operations.  With respect to Ms. Flanagan, the Board considered her experience on our Board and her significant management experience, expertise and background with regard to accounting and financial matters.  With respect to Mr. Tryforos, the Board considered his experience on our Board and his background with regard to investing and financial matters.  With respect to Mr. Vassalluzzo, the Board considered his experience on our Board and his expertise and background with regard to investing and financial matters.  The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources.  See “Shareholder Proposals and Nominees for 2015 Annual Meeting” for a description of the procedures for shareholders to submit recommendations of candidates for director.

The Audit Committee held ten meetings in 2013.  The Audit Committee’s principal responsibilities include: (a) overseeing the integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls; (b) overseeing the annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (c) overseeing our disclosure controls and procedures; (d) overseeing whistleblower procedures (e) approving in advance all audit services and to ensure that a written statement is received from the external auditors setting forth all relationships with us; (f) reviewing and approving any related party transactions; (g) periodically meeting with the Chief Legal Officer and Corporate Secretary and the appropriate legal staff to review our material legal affairs; and (h) acting as the Qualified Legal Compliance Committee.  The Board has determined that each of the members of the Audit Committee is “independent”, as independence is defined in the applicable NASDAQ and SEC rules for Audit Committee members.  The Board has also determined that Mr. Tryforos, Mr. Vassalluzzo and Ms. Flanagan are “audit committee financial experts” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable NASDAQ and SEC rules.

Report of the Audit Committee

In accordance with its written charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to oversight of the independent auditors, corporate accounting, reporting practices and the quality and integrity of our financial reports.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and us that might reasonably be thought to bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and discussed with the auditors any relationships that may reasonably be thought to impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed and discussed with management and the independent auditors our audited financial statements as of and for the fiscal year ended December 31, 2013 and the independent auditors’ evaluation of our internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.  The Audit Committee also reappointed Grant Thornton as the independent auditors for the fiscal year ended December 31, 2014.

AUDIT COMMITTEE:

Glenda J. Flanagan
Thomas N. Tryforos (Chair)
Scott J. Vassalluzzo

Shareholder Communications with the Board

Shareholders desiring to communicate with the Board or any individual director may call 1-855-900-0046 or e-mail the Board by going to our website at www.ir.creditacceptance.com/contactboard.cfm.  Telephone calls will be taped and summarized by the third party provider which monitors the hotline service.  A summary of the calls received will be sent to the Chief Legal Officer and Corporate Secretary, the Vice President – Internal Audit, the Chairman of the Audit Committee, and to any director to whom communications are addressed.  Communications submitted to the Board through our website will be received by our Chief Legal Officer and Corporate Secretary, the Vice President – Internal Audit, the Chairman of the Audit Committee, and any directors to whom the communication was addressed.

Codes of Ethics

We have adopted codes of ethics that apply to our directors, executive officers and other employees.  The codes of ethics are available on our website at www.creditacceptance.com through the “Corporate Governance” link on the “Investor Relations” page.  Shareholders may also obtain a written copy of the codes of ethics, without charge, by sending a written request to the Investor Relations Department, Credit Acceptance Corporation, P.O. Box 513, Southfield, Michigan 48034.  We intend to disclose any amendments to, or waivers from, the provisions of the codes of ethics applicable to our directors or executive officers on our website.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Executive Officers

This Compensation Discussion and Analysis describes the elements of compensation for the following individuals, collectively referred to as the “named executive officers”:

•	Brett A. Roberts, Chief Executive Officer;
•	Steven M. Jones, President;
•	John P. Neary, Chief Administrative Officer;
•	Kenneth S. Booth, Chief Financial Officer; and
•	Charles A. Pearce, Chief Legal Officer and Corporate Secretary

General Philosophy

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain individuals that will drive business success; and
•	Provide appropriate incentives that reward outstanding financial performance and align the interests of executives and shareholders.

We accomplish these objectives through compensation programs that:

•	Contain a significant component tied to Company performance;
•	Provide competitive overall compensation if performance objectives are achieved; and
•	Encourage participants to act as owners.

Overall Process

The Executive Compensation Committee (the “Compensation Committee”) oversees and approves our overall compensation strategy and determines all aspects of compensation for our Chief Executive Officer.  The Compensation Committee also determines compensation for other named executive officers after considering recommendations supplied by our Chief Executive Officer.

The Compensation Committee periodically reviews all aspects of executive compensation and determines if existing plans are effective in meeting the objectives described above.  Such reviews are typically conducted at the first meeting of each fiscal year.  From time to time, the Compensation Committee may make modifications to existing plans or adopt new plans.  The Compensation Committee does not use compensation consultants or peer groups.

Compensation – Mr. Roberts, Chief Executive Officer

Compensation for Mr. Roberts, our Chief Executive Officer, includes a base salary and equity-based incentive compensation.

Base salaries at all levels in the organization are designed to provide a level of basic compensation and allow us to recruit and retain qualified team members.  Mr. Roberts’ base salary was determined by the Compensation Committee after considering the following:

•	The performance of Credit Acceptance over Mr. Roberts’ tenure as Chief Executive Officer;
•	An assessment of Mr. Roberts’ individual performance;
•	Market data;
•	Internal benchmarks; and
•	Other components of Mr. Roberts’ total compensation plan.

In January 2014, the Compensation Committee determined Mr. Roberts’ annual base salary of $1,025,000 for 2013 will remain unchanged for 2014, based on the determination that his overall compensation plan did not require adjustment and is working as intended.

The principal component of Mr. Roberts’ incentive compensation plan is comprised of performance-based restricted stock unit (“RSU”) and restricted share awards that vest over a 15 year period based upon the achievement of growth targets in adjusted economic profit.  Adjusted economic profit measures how efficiently we utilize our total capital, both debt and equity.  Management uses adjusted economic profit to assess our performance as well as to make capital allocation decisions.  Management believes this measure is important to shareholders because it allows shareholders to compare the returns we earn by investing capital in our core business with the return they could expect if we returned capital to shareholders and they invested in other securities.  Adjusted economic profit is defined, for the purposes of the RSU and restricted share vesting calculation, as net income (adjusted for non-recurring items and certain non-GAAP adjustments, as included in our earnings releases) less a cost of capital.  The cost of capital includes a cost of debt and a cost of equity.  The cost of equity is determined based on a formula that considers the risk of the business (assessed at 5% + the average 30 year treasury rate) and the risk associated with our use of debt.  The actual formula utilized for determining the cost of equity is as follows: (the average 30 year treasury rate + 5%) + [(1 – tax rate) x (the average 30 year treasury rate + 5% - the pre-tax average cost of debt rate) x (average debt/(average equity + average debt x tax rate)].

On March 26, 2012, the Compensation Committee approved an award of 310,000 RSUs and 190,000 restricted shares to Mr. Roberts.  Each RSU represents and has a value equal to one share of our common stock.  The 310,000 RSUs are eligible to vest over a ten year period starting in 2012 based upon the cumulative dollar amount of improvement in annual adjusted economic profit as compared to the annual adjusted economic profit for 2011.  The number of shares that will vest will be calculated based on the following formula: Cumulative improvement in adjusted economic profit divided by $200 million multiplied by 310,000.  The cumulative number of RSUs that may be vested as of the end of any year may not exceed 31,000 (or 10% of the total) multiplied by the number of full calendar years that have elapsed since January 1, 2012.

In 2013, under the formula described above, 20,945 of the 36,426 RSUs eligible to vest were approved for vesting by the Compensation Committee in January 2014.  As of the Record Date, 46,519 of the 310,000 RSUs awarded to Mr. Roberts on March 26, 2012 have vested.  Vested RSUs from the March 26, 2012 award will be settled in stock in equal installments on December 31, 2022, 2023, 2024, 2025 and 2026.

The grant of 190,000 restricted shares is comprised of 90,000 shares that vest over a ten year period starting in 2012 and 100,000 shares that vest over a five year period beginning in 2022.

The 90,000 restricted shares are eligible to vest beginning in 2012 based on the following formula: Cumulative improvement in adjusted economic profit divided by $200 million multiplied by 90,000.  The cumulative number of restricted shares that may be vested as of the end of any year may not exceed 9,000 (or 10% of the total) multiplied by the number of full calendar years that have elapsed since January 1, 2012.  Any of the 90,000 restricted shares that vest will be subject to sale restrictions that will prevent the shares from being sold until such restrictions lapse.

In 2013, under the formula described above, 6,081 of the 10,575 restricted shares eligible to vest were approved for vesting by the Compensation Committee in January 2014.  As of the Record Date, 13,506 of the 190,000 restricted shares awarded to Mr. Roberts have vested.  The sales restrictions of the vested restricted shares will generally lapse in equal installments on December 31, 2022, 2023, 2024, 2025 and 2026; provided, however, that the sales restrictions will proportionally lapse on an earlier date in the event that the Company repurchases shares or pays a cash dividend based on the aggregate number of shares repurchased divided by the number of Company shares outstanding and/or the aggregate amount of cash paid as a dividend, divided by the fair market value of the Company, as applicable.

The 100,000 shares are eligible to vest in equal installments if adjusted economic profit exceeds $343,143,000 in 2022, 2023, 2024, 2025 and 2026.  Any of the 100,000 restricted shares that vest will be distributed at the time of vesting.  If the Company pays a cash dividend, the amount of such dividend will be paid in additional restricted shares for any unvested restricted shares and in additional RSUs for any undistributed RSUs.  The amount of such dividend will be paid in cash for any vested restricted shares.

The Compensation Committee believes that the RSUs and restricted shares granted to Mr. Roberts appropriately align his compensation with the interests of shareholders as a result of the following:

•	The financial rewards will only be received if long-term adjusted economic profit increases over time;
•	The amount of compensation received will be proportionate to the amount of shareholder wealth created as measured by the share price; and
•	The RSU and restricted share awards are long-term in nature, which will incentivize Mr. Roberts to take actions that will benefit shareholders longer-term.

The allocation between cash and equity compensation, and between short- and long-term incentives, was determined based on the discretion of the Compensation Committee.  The ultimate allocation will depend on our future performance and future changes in our share price.  If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with the philosophy of the Compensation Committee that executive compensation should be linked to long-term shareholder value.  Since a substantial portion of the amounts to be realized by Mr. Roberts will be restricted until 2022, the Compensation Committee believes this plan creates an incentive for Mr. Roberts to take actions and make decisions that will benefit us over a long-term time period.  Such incentives are believed to be appropriate given the nature of the duties and responsibilities assigned to the Chief Executive Officer.

Mr. Roberts also maintains a substantial ownership stake in Credit Acceptance.  As of the Record Date, Mr. Roberts owned 213,654 shares of our common stock, 44,796 vested RSUs and 2,908 vested restricted shares.

Compensation – Other Named Executive Officers

Base Salaries.  Base salaries at all levels in the organization are designed to provide a level of basic compensation and allow us to recruit and retain qualified team members.  Base salaries are determined by the Compensation Committee after reviewing recommendations supplied by our Chief Executive Officer.  The recommendations were based on the following factors:

•	The performance of Credit Acceptance;
•	An assessment of the named executive officer’s individual performance;
•	Market data;
•	Internal benchmarks;
•	Other non-equity and equity compensation components of the named executive officer’s total compensation plan; and
•	Roles and responsibilities for each named executive officer.

In January 2014, the Compensation Committee determined 2014 base salaries for our named executive officers other than our Chief Executive Officer.  Based on the criteria stated above, the Compensation Committee determined Mr. Jones’ annual base salary of $625,000 for 2013 will remain unchanged for 2014.  Additionally, the following base salary changes were made:  Mr. Neary’s annual base salary increased from $500,000 to $550,000; Mr. Booth’s annual base salary increased from $414,792 to $450,000; and Mr. Pearce’s annual base salary increased from $380,000 to $450,000.  The increases to base salaries were determined based on a combination of Company results for 2013 and each employee’s individual performance attainments for the year.

2013 Incentive Compensation – Mr. Jones, President.  The principal component of Mr. Jones’ incentive compensation plan was comprised of RSU awards.  On October 2, 2008 and March 27, 2009, the Compensation Committee approved awards of 100,000 and 50,000 RSUs, respectively, to Mr. Jones.  The RSUs awarded to Mr. Jones vest over a five year period starting in 2009, based upon the compounded annual growth rate in our adjusted economic profit.  Each year, 20% of the grant was eligible for vesting.  The vesting percentage of RSUs eligible for vesting was determined as follows:

Compounded Annual Growth Rate in Adjusted Economic Profit	Vesting Percentage (a)
10% or greater	100%
greater than 0% but less than 10%	50%
less than 0%	0%

(a)	Represents the percentage of RSUs eligible for vesting that will vest. RSUs eligible for vesting include RSUs that were eligible for vesting in prior years, but did not vest in prior years.

In 2013, under the formula described above, the compounded annual growth rate in adjusted economic profit from 2009 to 2013 was greater than 10%, so 100% of the 30,000 RSUs eligible to vest were vested upon the approval of the Compensation Committee in January 2014.  As of the Record Date, all of the 150,000 RSUs awarded to Mr. Jones have vested.  The vested RSUs will be distributed on February 22, 2016.

2013 Incentive Compensation – Mr. Neary, Chief Administrative Officer; Mr. Booth, Chief Financial Officer and Mr. Pearce, Chief Legal Officer and Corporate Secretary.  The incentive compensation plan for Messrs. Neary, Booth, and Pearce attempted to balance individual performance with overall annual and long-term Company performance and was comprised of RSU awards and annual cash awards.

On November 13, 2008, Mr. Neary was awarded 25,000 RSUs, Mr. Booth was awarded 22,500 RSUs and Mr. Pearce was awarded 20,000 RSUs.  The RSUs granted to Messrs. Neary, Booth and Pearce have the same terms as those granted to Mr. Jones, as described above.  In 2013, under the formula described above, the compounded annual growth rate in adjusted economic profit from 2009 to 2013 was greater than 10%, so 100% of the 5,000, 4,500 and 4,000 RSUs eligible to vest for Messrs. Neary, Booth and Pearce were vested, respectively, upon the approval of the Compensation Committee in January 2014.  As of the Record Date, the 25,000 RSUs awarded to Mr. Neary, the 22,500 RSUs awarded to Mr. Booth and the 20,000 RSUs awarded to Mr. Pearce have all vested. The vested RSUs will be distributed on February 22, 2016.

Messrs. Neary, Booth, and Pearce were eligible to receive an annual cash award ranging from 0% to 60% of the recipient’s base salary based on a combination of Company performance and the individual’s performance rating.  Company performance was measured through the annual increase in adjusted economic profit and determined the maximum possible cash awards.  If growth from the prior year in adjusted economic profit, as disclosed in our annual earnings release, exceeded 10%, the maximum cash award was 60%.  If growth in adjusted economic profit was greater than 0% but less than 10%, the maximum cash award was 45%.  If adjusted economic profit fell below that achieved in the prior year, the maximum cash award was 30%.  In 2013, growth in adjusted economic profit was 8.5%.  Individual performance was assessed once per year through a formal performance review.  Messrs. Neary, Booth and Pearce each have defined duties and responsibilities related to their role in the organization and the annual review assessed the named executive officer’s performance for the full year.  The maximum possible cash award established by the growth in adjusted economic profit may be decreased based on the individual’s performance rating.  For 2013, Messrs. Neary, Booth and Pearce earned cash awards of $187,500, $155,547 and $142,500, respectively, which were paid out in February 2014.

2014 Incentive Compensation – Messrs. Jones, Neary, Booth, and Pearce.  The incentive compensation plan for Messrs. Jones, Neary, Booth, and Pearce attempts to balance annual and long-term Company performance and is comprised of RSU awards and annual cash awards.

On January 29, 2014, the Compensation Committee approved awards of 8,400 RSUs to Mr. Jones, 7,500 RSUs to Mr. Neary, and 6,000 RSUs each to Mr. Booth and Mr. Pearce.  The RSUs awarded to Messrs. Jones, Neary, Booth and Pearce vest over a three year performance period starting in 2014, based upon the compound annual growth rate of adjusted net income per diluted share (“Adjusted EPS”) over the performance period.  Adjusted EPS is a non-GAAP financial measure that management uses to assess the financial performance of the Company.  Adjusted EPS is defined, for the purpose of the RSU vesting calculation, as GAAP net income adjusted for non-recurring items and certain non-GAAP adjustments, as included in our earnings releases, divided by the weighted average number of diluted shares outstanding.  Vesting for each year of the performance period will be determined as follows:

Year 1
•	If the compound annual growth rate of Adjusted EPS is at least 5%, one-third (33.3%) of the RSUs shall vest.
•	If the compound annual growth rate of Adjusted EPS is less than 5%, no RSUs shall vest.

Year 2
•
If the compound annual growth rate of Adjusted EPS is at least 5%, one-third (33.3%) of the RSUs shall vest.  In addition, any RSUs that were eligible to vest in Year 1, but did not vest in Year 1, shall vest.

•	If the compound annual growth rate of Adjusted EPS is less than 5%, no RSUs shall vest.

Year 3
•
If the compound annual growth rate of Adjusted EPS is at least 5%, one-third (33.4%) of the RSUs shall vest.  In addition, any RSUs that were eligible to vest in Year 1 and Year 2, but did not vest in Year 1 or Year 2, shall vest.

•	If the compound annual growth rate of Adjusted EPS is less than 5%, no RSUs shall vest.

The vested RSUs will be distributed on January 29, 2019.

Messrs. Jones, Neary, Booth, and Pearce are also eligible to receive an annual cash award based on Company performance.  Company performance will be measured based on the annual increase in adjusted economic profit, as disclosed in our annual earnings release.  If annual adjusted economic profit increases from the prior year, Messrs. Jones, Neary, Booth, and Pearce will receive a cash award that will be calculated using the following formula: recipient’s base salary multiplied by the dollar increase in annual economic profit divided by $25 million multiplied by 90%.  If annual adjusted economic profit does not increase from the prior year, Messrs. Jones, Neary, Booth, and Pearce will not receive a cash award.

The Compensation Committee believes that the 2014 incentive compensation plan for Messrs. Jones, Neary, Booth and Pearce appropriately aligns their compensation with the interests of shareholders because:

•	Annual cash awards will only be received if adjusted economic profit increases;
•	RSU awards will only vest if long-term Adjusted EPS increases over time;
•	The amount of compensation received from RSU awards will be proportionate to the amount of shareholder wealth created as measured by the share price; and
•	The RSU awards are long-term in nature, which will incentivize Messrs. Jones, Neary, Booth and Pearce to take actions that will benefit shareholders longer-term.

The allocation between cash and equity compensation, and between short- and long-term incentives, was determined based on the discretion of the Compensation Committee.  The ultimate allocation will depend on our future performance and future changes in our share price.  If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with the philosophy of the Compensation Committee that executive compensation should be linked to long-term shareholder value.  Since substantial portions of the amounts to be realized by Messrs. Jones, Neary, Booth and Pearce will be restricted until 2019, the Compensation Committee believes this plan creates an incentive for Messrs. Jones, Neary, Booth and Pearce to take actions and make decisions that will benefit us over a long-term time period.  Such incentives are believed to be appropriate given the nature of the duties and responsibilities assigned to these executive officers.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to our Chief Executive Officer and any of the three other most highly compensated executive officers (excluding our Chief Financial Officer) at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m).

The Compensation Committee intends, where appropriate, to structure compensation in a manner that causes it to qualify as performance-based compensation under Section 162(m); however, it believes that it may be appropriate from time to time to exceed the limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with our best interests and our shareholders, and reserves the authority to approve non-deductible compensation in appropriate circumstances.

Response to 2013 Say-on-Pay

Stockholder endorsement of the design and administration of our executive compensation programs was evidenced by a vote of approval at our 2013 annual meeting of stockholders in excess of 85% of the votes cast.  As a result of this favorable vote regarding our Named Executive Officers’ compensation, it was determined that no changes were necessary to our executive compensation design and administration.  In addition, at our 2011 annual meeting of stockholders, our stockholders voted to hold an advisory vote on executive compensation every year.  The Compensation Committee has accepted the stockholders’ recommendation and therefore, stockholders will have another opportunity to consider and approve, in a non-binding advisory vote, the compensation of our Named Executive Officers at the Annual Meeting.

Report of the Executive Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION COMMITTEE

Glenda J. Flanagan
Thomas N. Tryforos
Scott J. Vassalluzzo (Chair)

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer, the Chief Financial Officer, and our other three most highly compensated executive officers who were serving as executives as of December 31, 2013.

Name and Principal Position	Year	Salary	Bonus (a)	Stock Awards (b)	Non-Equity Incentive Plan Compensation (a)	All Other Compensation (c)	Total
Brett A. Roberts	2013	$1,025,000	$-	$-	$-	$7,650	$1,032,650
Chief Executive Officer	2012	1,025,000	-	53,250,000	-	7,500	54,282,500
	2011	800,000	175,000	-	-	7,350	982,350

Steven M. Jones	2013	$625,000	$-	$-	$-	$8,808	$633,808
President	2012	607,753	-	-	-	7,389	615,142
	2011	578,813	-	-	-	6,019	584,832

John P. Neary	2013	$500,000	$-	$-	$187,500	$7,597	$695,097
Chief Administrative Officer	2012	413,875	-	-	248,325	7,902	670,102
	2011	376,250	-	-	225,750	10,002	612,002

Kenneth S. Booth	2013	$414,792	$-	$-	$155,547	$10,147	$580,486
Chief Financial Officer	2012	395,040	-	-	158,016	10,402	563,458
	2011	376,229	-	-	150,491	12,452	539,172

Charles A. Pearce (d)	2013	$380,000	$-	$-	$142,500	$8,741	$531,241
Chief Legal Officer and	2012	324,893	-	-	162,446	10,402	497,741
Corporate Secretary

(a)
The amounts in this column were determined and approved by the Compensation Committee during January 2014 and 2013, and February 2012 for the years ended December 31, 2013, 2012 and 2011, respectively, and paid out shortly thereafter.

(b)
The amounts reported in this column represent the aggregate grant date fair value of any stock awards granted during the fiscal years ended December 31, 2013, 2012 and 2011.  The grant date fair value was determined using the closing market price of our common stock reported on NASDAQ as of the grant date of the awards.

(c)
The amounts disclosed in this column consist of our matching contribution for the 401(k) Profit Sharing Plan.  Additionally, the amounts include payments under the Credit Acceptance Corporation Profit Sharing Variable Compensation Program, available to all team members except the Chairman of the Board, Chief Executive Officer, and President.  This program is designed to reward team members for increased Company profitability by way of a quarterly payment.  Total perquisites for each named executive officer during the years ended December 31, 2013, 2012 and 2011 did not exceed $10,000 and therefore, were not reported in this table.

(d)	Mr. Pearce was not a named executive officer prior to fiscal year 2012. Accordingly, only his compensation for fiscal years 2013 and 2012 is included in the table.

2013 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning each grant of an award made to the named executive officers listed below in 2013.
								All Other Stock Awards: Number of Shares of Stock (#)	Closing Price on Grant Date ($/Sh)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Neary	-	$-	$300,000	$300,000	-	-	-	-	$-
Kenneth S. Booth	-	-	165,917	248,875	-	-	-	-	-
Charles A. Pearce	-	-	190,000	228,000	-	-	-	-	-

(a)
The amounts were determined in accordance with the formulas determined by the Compensation Committee in accordance with the named executive officers’ incentive compensation plans.  The annual cash award plan for Messrs. Neary, Booth and Pearce combines individual and Company performance.  They receive a percentage of their base salary as a cash award depending on the annual percentage growth in adjusted economic profit, as disclosed in our annual earnings release, generated by us in the current year and individual performance.  Cash award amounts fall into the following three categories:

Annual Percentage Growth in Adjusted Economic Profit	Cash Award Range
exceeds 10%	0% to 60%
greater than 0% but less than 10%	0% to 45%
less than 0%	0% to 30%

In 2013, the annual percentage growth in adjusted economic profit was 8.5%.  The cash awards earned by Messrs. Neary, Booth and Pearce on the basis of such growth are included in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table provides information with respect to unvested restricted shares and RSUs held by the named executive officers as of December 31, 2013.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b)
Brett A. Roberts	467,001	$60,705,460
Steven M. Jones	30,000	3,899,700
John P. Neary	5,000	649,950
Kenneth S. Booth	4,500	584,955
Charles A. Pearce	4,000	519,960

(a)	Represents RSUs and restricted shares granted under the Incentive Plan.

The RSUs and restricted shares granted to Mr. Roberts and RSUs granted to Messrs. Jones, Neary, Booth and Pearce have performance-based vesting requirements and are more fully described in the Compensation Discussion and Analysis section of this Proxy Statement.

(b)	Value is equal to the closing market price reported on NASDAQ of $129.99 per share as of December 31, 2013, multiplied by the number of unvested restricted shares and unvested RSUs held.

2013 STOCK VESTED

The following table provides information with respect to shares acquired on vesting by the named executive officers during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (a)	Value Realized on Vesting ($) (b)
Brett A. Roberts	32,999	$3,730,867
Steven M. Jones	30,000	2,916,000
John P. Neary	5,000	486,000
Kenneth S. Booth	4,500	437,400
Charles A. Pearce	4,000	388,800

(a)
Includes the vesting of performance-based restricted shares and RSUs. The value realized on the vesting of 25,574, 30,000, 5,000, 4,500 and 4,000 RSUs is deferred for Messrs. Roberts, Jones, Neary, Booth and Pearce, respectively, until the RSUs are distributed.  The distribution date for the vested RSUs for Mr. Roberts will be in equal installments on December 31, 2022, 2023, 2024, 2025 and 2026 and any value will be realized upon the delivery of the shares.  The distribution date for the vested RSUs for Messrs. Jones, Neary, Booth and Pearce will be February 22, 2016 and any value will be realized upon the delivery of the shares.

(b)
The amounts are calculated based on the closing price reported on NASDAQ as of the date vested, or the business day preceding the scheduled vesting date if the scheduled vesting occurs on a weekend or holiday.

2013 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (a)	Aggregate Withdrawals / Distributions ($) (b)	Aggregate Balance at Last Fiscal Year-End ($) (c)
Brett A. Roberts	$-	$-	$14,706,843	$(95,875)	$67,484,568
Steven M. Jones	-	-	4,246,500	-	19,498,500
John P. Neary	-	-	707,750	-	3,249,750
Kenneth S. Booth	-	-	636,975	-	2,924,775
Charles A. Pearce	-	-	452,960	-	2,079,840

(a)
The amounts relate to RSUs granted prior to December 31, 2012 which are settled in shares on a date that is later than the date on which they vest and are more fully described in the Compensation Discussion and Analysis section of this Proxy Statement.  The reported amount of aggregate earnings is calculated based on the number of RSUs awarded to the individual multiplied by the difference between the closing market price reported on NASDAQ of $129.99 per share as of December 31, 2013 and $101.68 per share as of December 31, 2012, less the difference between the closing market price as of December 31, 2012 and the closing market price on the date of any aggregate withdrawals or distributions.

(b)
On March 1, 2013, Mr. Roberts released 848 vested RSUs originally granted to him in March 2012 to cover the tax liability resulting from the vesting of RSUs on that date. The aggregate withdrawals/distributions reported are calculated based on the number of RSUs released multiplied by closing market price reported on NASDAQ of $113.06 per share as of March 1, 2013.

(c)
The grants of these RSUs were disclosed in the Summary Compensation Table and Grant of Plan Based Awards table in the year of grant.  Such amounts do not represent additional compensation.  The RSUs earned and the RSUs that are still subject to forfeiture for each individual during the associated performance period are as follows as of December 31, 2013:

	Aggregate Balance at Last Fiscal Year-End
Name	Earned ($)	Subject to Forfeiture ($)	Total ($)
Brett A. Roberts	$30,512,032	$36,972,536	$67,484,568
Steven M. Jones	15,598,800	3,899,700	19,498,500
John P. Neary	2,599,800	649,950	3,249,750
Kenneth S. Booth	2,339,820	584,955	2,924,775
Charles A. Pearce	1,559,880	519,960	2,079,840

POTENTIAL PAYMENTS ON TERMINATION/CHANGE IN CONTROL

None of our named executive officers have individual agreements with us providing for cash severance payments or benefits continuation on termination of employment prior to or following a change in control.  If a named executive officer terminates employment for any reason prior to the lapse of the restricted period for restricted shares or the vesting period for RSU awards, any restricted shares or unvested RSU awards shall be forfeited.  The Compensation Committee may waive or change the remaining restrictions or add additional restrictions with respect to any restricted shares or RSU award that would otherwise be forfeited, as it deems appropriate.

The following table sets forth the potential amounts payable to our named executive officers in the event of a change in control with respect to restricted shares and restricted stock unit awards held by our named executive officers as of December 31, 2013:

	Accelerated Vesting of Equity Awards (a)
Name	Restricted Shares	Unvested Restricted Stock Units (b)	Total
Brett A. Roberts	$23,732,924	$36,972,536	$60,705,460
Steven M. Jones	-	3,899,700	3,899,700
John P. Neary	-	649,950	649,950
Kenneth S. Booth	-	584,955	584,955
Charles A. Pearce	-	519,960	519,960

(a)
In the event of a change in control, the restrictions applicable to restricted shares and granted RSUs shall lapse, the performance goals shall be deemed to have been achieved at target levels, and all other terms and conditions shall be deemed to have been satisfied.  Payment shall be made in cash within 30 days following the effective date of the change in control.

The amounts reported are calculated based on the number of unvested shares held by each named executive officer multiplied by closing market price reported on NASDAQ of $129.99 per share as of December 31, 2013.

(b)
In addition to the awards set forth in this table, upon termination of employment for any reason, our named executive officers are eligible for payment of vested RSUs at the time that they would have received payment absent termination.

2013 DIRECTOR COMPENSATION

In 2013, our non-employee directors received a quarterly retainer or a payment for each meeting attended, as well as reimbursement for travel related expenses. Ms. Flanagan received a quarterly retainer of $12,500.  Mr. Tryforos received a payment of $1,500 for each Board meeting attended and $500 for each committee meeting attended.  Mr. Vassalluzzo opted not to receive quarterly retainers during 2013.  Non-employee directors are eligible to participate in our Incentive Plan.  In September 2009, Ms. Flanagan and Mr. Vassalluzzo were each awarded 9,125 RSUs.  The RSUs have the same terms as those granted to Mr. Jones.  In 2013, the compounded annual growth rate in adjusted economic profit from 2009 to 2013 was greater than 10%, so 100% of the 1,825 RSUs eligible to vest for both Ms. Flanagan and Mr. Vassalluzzo were vested upon the approval of the Compensation Committee in January 2014.  The vested RSUs will be distributed on February 22, 2016.  As of the Record Date, all of the 9,125 RSUs awarded to each Ms. Flanagan and Mr. Vassalluzzo have vested.  Directors who are our employees are not compensated for their services as a director.  The following table sets forth certain information regarding the compensation earned during 2013 by each non-employee director who served on our Board in 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Total ($)
Glenda J. Flanagan (b)	$50,000	$-	$50,000
Thomas N. Tryforos	20,500	-	20,500
Scott J. Vassalluzzo (c)	-	-	-

(a)	There were no stock awards granted during the fiscal year ended December 31, 2013.

(b)	As of December 31, 2013, Ms. Flanagan had 35,000 stock options outstanding and exercisable. Additionally, she had 7,300 vested RSUs and 1,825 unvested RSUs outstanding.

(c)	As of December 31, 2013, Mr. Vassalluzzo had 7,300 vested RSUs and 1,825 unvested RSUs outstanding.

On March 13, 2014, the Board approved awards of 4,000 RSUs each to Ms. Flanagan and Mr. Vassalluzzo.  The RSUs have the same terms as those granted to Ms. Flanagan and Mr. Vassalluzzo in 2009, with the exception of the performance period and the distribution date.  The RSUs will vest based upon adjusted economic profit results for 2014 through 2018 and vested RSUs will be distributed on February 22, 2021.

PROPOSAL #2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities exchange Act, we are including this proposal to enable our shareholders to vote on an advisory basis on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As described in detail under the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation programs are designed to align the interest of our executives with those of our shareholders by rewarding performance that meets or exceeds established goals. Our executive compensation program is designed to attract and retain our named executive officers and reward outstanding financial performance.  We feel that our executive compensation programs achieve these goals as intended and the Board recommends a vote FOR the resolution set forth below indicating approval of the compensation of our named executive officers.  Executed proxies will be voted FOR the approval of the advisory vote on executive compensation unless shareholders specify otherwise in their proxies.  This proposal, commonly known as a “Say-on-Pay” proposal, provides shareholders the opportunity to indicate their support of the compensation we pay to our named executive officers through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement.”

This vote on executive compensation is advisory and not binding.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a “Say-on-Pay” proposal at each annual meeting.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In the normal course of our business, affiliated dealers assign consumer loans to us under the portfolio and purchase programs.  Dealer loans and purchased loans with affiliated dealers are on the same terms as those with non-affiliated dealers.  Affiliated dealers are comprised of dealers owned or controlled by: (1) Mr. Foss; and (2) a member of Mr. Foss’ immediate family.

Affiliated dealer loan balances were $7.5 million and $5.9 million as of December 31, 2013 and 2012, respectively.  As of December 31, 2013 and 2012, affiliated dealer loan balances were 0.3% of total consolidated dealer loan balances.  A summary of related party loan activity is as follows:

(In millions)	For the Years Ended December 31,
	2013		2012		2011
	Affiliated dealer activity	% of consolidated	Affiliated dealer activity	% of consolidated	Affiliated dealer activity	% of consolidated
Dealer loan revenue	$1.5	0.3%	$1.2	0.3%	$1.6	0.4%
New consumer loan assignments (1)	4.3	0.3%	3.6	0.3%	1.3	0.1%
Accelerated dealer holdback payments	0.1	0.2%	0.1	0.2%	-	0.1%
Dealer holdback payments	2.2	1.9%	3.2	2.8%	2.4	2.8%

(1)	Represents advances paid to dealers on consumer loans assigned under our portfolio program and one-time payments made to dealers to purchase consumer loans assigned under our purchase program.

Mr. Foss has indirect control over entities that, in the past, offered secured lines of credit to automobile dealers, and has the right or obligation to reacquire these entities under certain circumstances until December 31, 2014 or the repayment of the related purchase money note.

In accordance with its written charter, the Audit Committee reviews and approves all of our transactions with directors and executive officers and with firms that employ directors, as well as any other material related party transactions. Any such transactions would be reviewed by the Audit Committee in light of whether it resulted in a conflict of interest for the individual and whether such transaction is fair to us and in our best interest.  The terms of the transactions described above were previously approved by the Audit Committee; therefore, the Audit Committee does not intend to re-approve these transactions and relationships unless they no longer occur in the ordinary course of our business and the terms change such that the transactions no longer occur on the same terms as transactions with non-affiliated dealer-partners.

INDEPENDENT ACCOUNTANTS

PROPOSAL #3 - RATIFICATION OF GRANT THORNTON

The following sets forth information as to Grant Thornton, our independent registered public accounting firm. The Board recommends a vote FOR ratifying the selection of Grant Thornton as our independent registered public accounting firm for 2014. Executed proxies will be voted FOR the ratification of Grant Thornton as our independent registered public accounting firm for 2014 unless shareholders specify otherwise in their proxies.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our shareholders for ratification as a matter of good corporate practice.  Should the shareholders fail to provide such ratification, the Audit Committee will reconsider its approval of Grant Thornton as the independent registered public accountants for 2014.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

General

The Audit Committee has appointed Grant Thornton as our independent accountants to perform an integrated audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting for 2014.  Grant Thornton has served as our independent accountants since their appointment by the Audit Committee on July 20, 2005, and acted as our independent accountant in 2013 to audit the financial statements included in our Annual Reports on Form 10-K for the year ended December 31, 2013.  Representatives of Grant Thornton will be present at the meeting to respond to questions from the shareholders and will be given the opportunity to make a statement.

Change in Independent Accountants

There has been no change in our independent registered public accounting firm for any of the periods presented in this proxy statement.

Fees Paid to Independent Accountants

The following table provides a summary of the aggregate fees billed by Grant Thornton for 2013 and 2012 (in millions):

Description	2013	2012
Audit fees (a)	$0.6	$0.6
Audit-related fees (b)	0.3	0.1
Tax fees	-	-
All other fees	-	-
Total fees	$0.9	$0.7

(a)
Includes fees for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal controls over financial reporting, and the review of our interim consolidated financial statements.

(b)	Includes fees for agreed-upon procedures for our debt, the audit of our employee benefit plan and comfort letter procedures.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Grant Thornton and satisfied itself as to the maintenance of the auditors’ independence.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations.  The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountants, up to predetermined fee levels.  Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the predetermined fee levels, require further specific pre-approval by the Audit Committee.  The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants.  All services provided by our independent auditors were pre-approved by the Audit Committee.  The policy has not been waived in any instance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms received and written representations from certain reporting persons, we believe that all filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with for the year ended December 31, 2013.

OTHER BUSINESS MATTERS

The only matters that management intends to present to the meeting are set forth in the Notice of Annual Meeting.  Management knows of no other matters which will be brought before the meeting by any other person.  However, if any other matters are properly brought before the meeting, the persons named on the form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINEES FOR 2015 ANNUAL MEETING

Shareholder Proposals

Proposals by shareholders which are intended to be presented at the 2015 Annual Meeting of Shareholders must be submitted to our Corporate Secretary no later than December 4, 2014 in order to be considered for inclusion in our 2015 proxy materials.  We expect the persons named as proxies for the 2015 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide us with written notice of such proposal on or before February 17, 2015.

Shareholder Nominees

Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating Committee for the 2015 Annual Meeting should submit such recommendations to our Chief Legal Officer and Corporate Secretary not later than October 24, 2014.  The recommendation should be accompanied by (i) the name and address of the shareholder recommending the candidate, (ii) evidence of the shareholder’s ownership of Company shares along with an undertaking that the shareholder will continue to own such shares through the date of the Annual Meeting, (iii) all information regarding the candidate that would be required to be disclosed in our Annual Meeting Proxy Statement if the candidate is nominated by the Board, and (iv) the candidate’s consent to serve as a director if elected.  Our Chief Legal Officer and Corporate Secretary will forward any recommendations to the Nominating Committee.  The Nominating Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating Committee.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, required to be filed with the SEC, without exhibits, will be furnished without charge to any shareholder of record or beneficial owner of common shares upon written request to our Corporate Secretary at the address on the notice of Annual Meeting accompanying this Proxy Statement.

By Order of the Board of Directors,
Charles A. Pearce
Chief Legal Officer and Corporate Secretary

April 3, 2014

Credit Acceptance
We change lives!

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2014.

Vote by Internet

- Go to **www.envisionreports.com/CACC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Shareholders Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Donald A. Foss	☐	☐	02 - Glenda J. Flanagan	☐	☐	03 - Brett A. Roberts	☐	☐
04 - Thomas N. Tryforos	☐	☐	05 - Scott J. Vassalluzzo	☐	☐			

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Shareholders Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Credit Acceptance
We change lives!

Proxy – Credit Acceptance Corporation

Notice of 2014 Annual Meeting of Shareholders

25505 West Twelve Mile Road, Southfield, Michigan 48034
Proxy Solicited by Board of Directors for Annual Shareholders Meeting - May 15, 2014

The undersigned hereby constitutes and appoints Charles A. Pearce and Brett A. Roberts, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote all the shares of Common Stock of Credit Acceptance Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on May 15, 2014 at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon all matters properly coming before the meeting including, without limitation, those set forth in the related Notice of Meeting and Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed. **IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 ON THE REVERSE SIDE.** In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 3, 2014 is unable to serve or, for good cause, will not serve. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 3, 2014, and the 2013 Annual Report to Shareholders, and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

(Items to be voted appear on reverse side.)